EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of IEH Corporation on Form S-8 of our report dated June 14, 2024 with respect to our audits of the financial statements of IEH Corporation as of March 31, 2024 and 2023, and for each of the two years in the period ended March 31, 2024 appearing in the Annual Report on Form 10-K of IEH Corporation for the year ended March 31, 2024

/s/ Marcum LLP

Marcum LLP

New York, NY

November 25, 2024